UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2026

Femasys Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40492	11-3713499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3950 Johns Creek Court, Suite 100 Suwanee, Georgia	30024
(Address of principal executive offices)	(Zip Code)

(770) 500-3910
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FEMY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Private Placement

On August 7, 2026, Femasys Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers in a private placement (the “Private Placement”) an aggregate of (i) 5,013,559 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) pre-funded warrants to purchase up to 4,361,440 shares of Common Stock (the “Pre-Funded Warrants”), and (iii) accompanying warrants to purchase an aggregate of 18,749,998 shares of Common Stock. For each share of Common Stock or Pre-Funded Warrant purchased, each Purchaser received two accompanying warrants, each with a term of three years: (i) a warrant to purchase an aggregate of 9,374,999 shares of Common Stock (the “Common Warrants”) and (ii) a milestone warrant to purchase an aggregate of 9,374,999 shares of Common Stock (the “Milestone Warrants” and, together with the Pre-Funded Warrants and the Common Warrants, the “Warrants”). The Common Stock, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants, are referred to collectively as the “Securities.” The purchase price per share of Common Stock is $3.20, and the purchase price per Pre-Funded Warrant is $3.1999 (equal to the per share purchase price minus the $0.0001 exercise price of the Pre-Funded Warrant). Each Pre-Funded Warrant is exercisable for $0.0001 per share and will not expire, other than upon exercise in full.

The Common Warrants and the Milestone Warrants are each exercisable at $2.95 per share. The Common Warrants are exercisable immediately and expire three years after issuance. The Milestone Warrants become exercisable only upon the Company’s achievement of both (i) U.S. revenue of at least $1,500,000 in any fiscal quarter and (ii) a volume-weighted average price of the Common Stock equal to or greater than 130% of the exercise price for at least 20 of the 30 consecutive trading days ending on the date of determination, and expire on the earlier of (a) three years after the effective date of the registration statement covering the Warrant Shares and (b) 45 days after the Company notifies holders that these milestones have been satisfied. The Warrants include customary anti-dilution adjustments. There is no established public trading market for the Warrants, and the Company does not intend to list them on any national securities exchange.
No Warrant may be exercised to the extent the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the holder’s election, 9.99%) of the Company’s outstanding Common Stock immediately following such exercise, provided that a holder may increase or decrease this limitation, up to a maximum of 9.99%, upon 61 days’ prior notice to the Company.

The closing of the Private Placement (the “Closing”) occurred on August 10, 2026 (the “Closing Date”), subject to the satisfaction of customary closing conditions. The Company expects to receive aggregate gross proceeds from the Private Placement of approximately $30.0 million, before deducting estimated offering expenses. Five Company insiders participated in the Private Placement on the same terms as other Purchasers. The Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technology Officer and Chief Clinical and Medical Affairs Officer purchased Securities for an aggregate purchase price of approximately $134,000, on terms identical to those applicable to all other Purchasers.
The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. In connection with the Private Placement, the Company and Nantahala Capital Management, LLC (the “Lead Investor”) entered into a side letter agreement (the “Side Letter”), pursuant to which the Company agreed to appoint up to two individuals designated by the Lead Investor (each, a “Designee”) to serve on the Board of Directors of the Company (the “Board”). The Lead Investor’s right to designate Designees is subject to certain minimum ownership thresholds of the Company’s outstanding Common Stock (the “Minimum Ownership Threshold”). For so long as the Lead Investor meets the Minimum Ownership Threshold, the Lead Investor also has the right to designate one non-voting Board observer during any period when the full number of Designees to which it is then entitled is not serving. All Board representation rights under the Side Letter terminate on the tenth anniversary of the date of the Purchase Agreement.

Registration Rights Agreement

The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) covering the resale of 100% of the shares of Common Stock issued and issuable upon exercise of the Pre-Funded Warrants, Common Warrants and Milestone Warrants, as soon as practicable but in no event later than 30 days following the Closing Date, and to use commercially reasonable efforts to have such Registration Statement declared effective by the Effectiveness Deadline (as defined in the Registration Rights Agreement).

The foregoing descriptions of the Pre-Funded Warrant, Common Warrant, Milestone Warrant, Purchase Agreement, Registration Rights Agreement and Side Letter do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, forms of which are filed as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Convertible Note Purchase Agreement

As previously reported, on November 3, 2025, the Company entered into a securities purchase agreement (the “Convertible Note Purchase Agreement”) with Pointillist Global Macro Series of Pointillist Partners LLC (the “Lead Lender”) and other accredited investors. On August 5, 2026, the Lead Lender notified the Company of the termination of the right to nominate one individual to serve on the Board. Additionally, on August 6, 2026, the Lead Investor notified the Company of the termination of the right to designate one individual as a non-voting observer on the Board. Other than foregoing, all other terms and conditions of the Convertible Note Purchase Agreement remain in full force and effect and are unchanged.

Reference is hereby made to the Company’s Current Report on Form 8-K filed on November 7, 2025 for a complete description of the Convertible Note Purchase Agreement.

Item 3.02	Unregistered Sales of Equity Securities

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Private Placement are incorporated herein by reference. The Private Placement is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Purchasers has represented to the Company that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Securities are being offered without any general solicitation by the Company or its representatives.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
4.3	Form of Common Warrant (Milestone)
10.1	Securities Purchase Agreement, dated as of August 7, 2026, by and among Femasys Inc. and the Purchasers party thereto
10.2	Registration Rights Agreement, dated as of August 7, 2026, by and among Femasys Inc. and the Purchasers party thereto
10.3	Side Letter, dated as of August 7, 2026, by and between Femasys Inc. and Nantahala Capital Management, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Femasys Inc.

	By:	/s/ Kathy Lee Sepsick
Names: Kathy Lee Sepsick
Title: Chief Executive Officer

Date: August 11, 2026